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LIFE PARTNERS CHAIRMAN RESPONDS TO EXTRAORDINARY SHARE ACTIVITY

WACO, TX — February 11, 2009 — Brian Pardo, Chairman of Life Partners Holdings, Inc. (Nasdaq GS: LPHI),  parent company of Life Partners, Inc., issued the following open letter to all of its shareholders:

Dear Shareholder:

Earlier today, a negative report was issued about Life Partners which contained inaccurate assumptions, misinformation and erroneous facts about our company. As a result of the information in this report, our stock experienced unusual volatility and trading volume.

We are confident that our business growth will remain strong throughout the remainder of this fiscal year and beyond. We vehemently disagree with the conclusions reached by the author of the report and believe strongly that our business model will continue to demonstrate the sustainable growth we have exhibited over the last 18 years.

We urge all shareholders to focus on our exceptionally strong business fundamentals and welcome the opportunity to address any issues or legitimate concerns our shareholders may have.

Sincerely,

Brian Pardo
Chairman

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements". Since its incorporation in 1991, Life Partners has completed over 84,000 transactions for its worldwide client base of over 20,000 high net worth individuals and institutions in connection with the purchase of over 6,000 policies totaling over $1.7 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, the growth in the life settlement market and our growth within that market, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements.  For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com
Visit our website at: www.lphi.com

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